Exhibit 10.76
PROMISSORY NOTE
Dated as of November 13, 2006
For value received, the undersigned, hereby promises to pay to the order of Wells Fargo Equipment Finance, Inc. (the “Lender”) at its office in Minneapolis, MN, or at such other place as may be designated from time to time by the holder hereof, the sum of $5,521,374.24 in installments according to the schedule set forth below; provided, however, that the undersigned and the Lender may agree to any other payment schedule, in which case any variations shall be set forth in the space provided for additional provisions. The first payment period shall begin on the 15th day of the month in which Lender disburses the loan proceeds if disbursement is made on or before the 15th day of such month, and the first payment period shall begin on the last day of such month if disbursement is made during the balance of such month. The first installment shall be payable on the first payment due date set forth below (which may be the same as the date the first payment period begins). Subsequent installments shall be payable on the first day of each payment period beginning after the first payment period. The undersigned agrees that the date the first payment period begins may be left blank when this Note is executed and hereby authorizes Lender to insert such date based upon the date the loan proceeds are disbursed.

PAYMENT SCHEDULE:
Date first payment period begins:	First payment due:
Number of Installments: 48	Amount of each installment: $115,028.63
Payment period: Monthly	Annual Interest rate used in computing payment schedule: 6.38%
Principal amount of loan proceeds disbursed: $4,861,806.81
In addition to installment payments as set forth above, the undersigned agrees to pay Lender interim interest on the loan proceeds disbursed hereunder from the date of disbursement to the date the first payment period begins at the annual interest rate set forth above used in computing the payment schedule. Interim interest shall be due and payable on the date the first payment period begins.
If any installment is not paid when due, then in addition to any other remedy Lender may have hereunder, Lender may impose and, if imposed, the undersigned shall pay a late charge of 5% of the amount of the delinquent installment but in any event not more than permitted by applicable law. Payments thereafter received shall be applied first to delinquent installments and then to current installments.
This Note may be prepaid in whole at any time without penalty by paying to Secured Party the unpaid principal balance of this Note, determined by using the simple interest method at the rate set forth herein, together with accrued but unpaid interest and late charges.
This Note may be prepaid in part but only as a result of a disposition of an item of collateral which secures this Note. The amount of such prepayment shall be the product of the unpaid principal balance of this Note determined in accordance with the preceding paragraph times a fraction, the numerator of which is the original advance made by the Lender with respect to the item of collateral in question and the denominator of which is the original principal balance of this Note with respect to the existing collateral securing this Note, together with accrued but unpaid interest multiplied by the same fraction, plus a prepayment premium equal to the percentage set forth in the preceding paragraph times the principal amount prepaid. Nothing contained in this paragraph shall be construed as an authorization by Lender to the undersigned to sell or otherwise dispose of an item of collateral which secures this Note. Such sale or disposition of an item of collateral by the undersigned shall be made solely in accordance with the terms of the security agreement or other agreement pursuant to which the undersigned pledged such item of collateral to Lender.
The undersigned may remit to Lender amounts in excess of an installment that is due hereunder and Lender shall apply such amount to the next maturing installment or installments. Payment of amounts in excess of the installment that is due or installments prior to the due date thereof shall not be treated as a prepayment or result in a change to either the total number of installments or the total sum of all installments payable under this Note.
The following shall constitute an Event of Default hereunder: (a) failure to pay any installment hereunder when due; (b) the occurrence of an event of default as defined in any security agreement or mortgage securing this Note; (c) the commencement of any bankruptcy or insolvency proceedings by or against the undersigned or any guarantor of this Note; and (d) any indebtedness the undersigned may now or hereafter owe to Lender or any affiliate thereof shall be accelerated following a default thereunder or, if any such indebtedness is payable on demand, payment thereof shall be demanded. Upon the occurrence of an Event of Default, Lender may do any one or more of the following as it may elect: (i) upon written notice to the undersigned, declare the entire unpaid balance of the Note to be immediately due and payable, and the same (less unearned interest computed using a discount rate of 4% and the simple interest method as if this Note had been paid in full on the date it became due and payable) shall thereupon be and become immediately due and payable: (ii) exercise any one or more of the rights and remedies available to it under any security agreement or mortgage securing this Note or under any other agreement or by law.
The undersigned hereby waives presentment, notice of dishonor, and protest. The undersigned agrees to pay all costs of collection of this Note, including reasonable attorneys’ fees. The holder hereof may change the terms of payment of the Note by extension, renewal or otherwise, and release any security for, or party to, this Note and such action shall not release any accommodation maker, endorser, or guarantor from liability on this Note.
THIS AGREEMENT INCLUDES THE TERMS ON THE ATTACHED PAGE(S).
IN WITNESS WHEREOF the Debtor has signed this Agreement as of the date first above written.
StarTek USA, Inc.
Debtor
/s/ Steve Butler
By
CEO
Title

Notwithstanding anything to the contrary contained herein, if the rate of interest, late payment fee, prepayment premium or any other charges or fees due hereunder are determined by a court of competent jurisdiction to be usurious, then said interest rate, fees and/or charges shall be reduced to the maximum amount permissible under applicable law and any such excess amounts shall be applied towards the reduction of the principal balance of this Note.
This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the state of Minnesota without regard to conflicts of law rules. THE UNDERSIGNED HEREBY WAIVES ANY RIGHT TO A JURY TRIAL WITH RESPECT TO ANY MATTER UNDER OR IN CONNECTION WITH THIS NOTE.
If Debtor is not an individual, (i) the execution, delivery and performance of this Note has been duly authorized by all necessary action on the part of Debtor and will not violate any provision of Debtor’s governing documents; (ii) the person signing on behalf of Debtor is duly authorized; and (iii) this Note constitutes a legal, valid and binding obligation of Debtor.
If this Note is signed by more than one person as Debtor, then the term “Debtor” shall refer to each of them separately and to all of them jointly, and each such person shall be liable hereunder individually in full and jointly with the others.
Ver. 0906

SECURITY AGREEMENT
Dated as of November 13, 2006
Contract Number 0127395-700
Name and Address of Debtor:
StarTek USA, Inc.
44 Cook Street Ste 400
Denver, CO 80206

1.	Security Interest and Collateral. To secure the payment and performance of each and every debt, liability and obligation of every type and description which Debtor may now or at any time hereafter owe to Wells Fargo Equipment Finance, Inc. (“Secured Party”) (whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it is currently contemplated by the Debtor and Secured Party, whether any documents evidencing it refer to the Security Agreement, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several; all such debts, liabilities and obligations being herein collectively referred to as the “Obligations”), Debtor hereby grants Secured Party a security interest (herein called the “Security Interest”) in the following property (herein called the “Collateral”):

The Equipment described on Schedule A attached hereto and made a part hereof. together with all substitutions and replacements for and products of the Collateral, all proceeds, accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with the Collateral.

2.	Representations, Warranties and Agreements. Debtor represents, warrants and agrees that:
(a)	Authorization. If Debtor is not an individual, (i) the execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Debtor and will not violate any provision of the Debtor’s governing documents; and (ii) the person signing this Agreement on behalf of the Debtor is duly authorized.

(b)	Office Location and Organization. Debtor’s chief executive office (if Debtor is a corporation, a partnership or a limited liability company) is located at the address for Debtor shown above. Debtor will not change the location of its chief executive office or his/her residence, as the case may be, or its state of organization or form of organization (if Debtor is a corporation, a partnership or a limited liability company) without first giving Secured Party at least 10 days prior written notice of the proposed change.

(c)	Business Purpose; Lawful Use. The Equipment will be used primarily for business purposes as opposed to personal, family or household purposes. Debtor will comply with all laws and regulations applicable to the Equipment and its use.
3.	Additional Representations, Warranties and Agreements. Debtor represents, warrants and agrees that:
(a)	Debtor has (or will have at the time Debtor acquires rights in Collateral hereafter arising) absolute title to each item of Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest and will defend the Collateral against all claims or demands of all persons other than Secured Party. Debtor will not sell or otherwise dispose of the Collateral or any interest therein without the prior written consent of Secured Party.

(b)	Debtor will not permit any Collateral to be located in any state (and, if county filing is required, in any county) in which the financing statement covering such Collateral is required to be, but has not in fact been, filed in order to perfect the Security Interest.

(c)	Debtor will (i) keep all Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof; (ii) promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest; (iii) keep all Collateral free and clear of all security interests, liens and encumbrances except the Security Interest; (iv) at all reasonable times, permit Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy Debtor’s books and records pertaining to the Collateral and its business and financial condition; (v) keep accurate and complete records pertaining to Debtor’s business and financial condition and submit to Secured Party such periodic reports concerning Debtor’s business and financial condition as Secured Party may from time to time reasonably request; (vi) promptly notify Secured Party of any loss of or material damage to any Collateral; (vii) at all times keep all Collateral insured against risks of fire (including so-called extended coverage), theft, collision (in case of Collateral consisting of motor vehicles) and such other risks and in such amounts as Secured Party may reasonably request, with any loss payable to Secured Party to the extent of its interest and with a provision requiring the insurer to notify Secured Party in writing at least 10 days prior to cancellation or modification of any such policy, (viii) from time to time execute such financing statements as Secured Party may reasonably require in order to perfect the Security Interest and, if any Collateral consists of a motor vehicle, execute such documents as may be required to have the Security Interest properly noted on a certificate of title; (ix) pay when due or reimburse Secured Party on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys’ fees) incurred by Secured Party in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings; (x) execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and Secured Party’s rights under this Agreement; (xi) not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance; and (xii) not permit any Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of Secured Party that the Security Interest will be prior and senior to any interest or lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein. If Debtor at any time fails to perform or observe any agreement contained in this Section 3(c), and if such failure shall continue for a period of ten calendar days after Secured Party gives Debtor written notice thereof (or, in the case of the agreements contained in clauses (vii) and (viii) of this Section 3(c), immediately upon the occurrence of such failure, without notice or lapse of time), Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of Debtor (or, at
THIS AGREEMENT INCLUDES THE TERMS ON THE ATTACHED PAGE(S)
StarTek USA, Inc.
Debtor
/s/ Steve Butler
By
CEO
Title

Secured Party’s option, in Secured Party’s own name) and may (but need not) take any and all other actions which Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs, transportation or insurance); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law Debtor shall thereupon pay Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees) incurred by Secured Party in connection with or as a result of Secured Party’s performing or observing such agreement or taking such actions, together with interest thereon from the date expended or incurred by Secured Party at the highest rate then applicable to any of the Obligations. To facilitate the performance or observance by Secured Party of such agreements of Debtor, Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Secured Party, or its delegate, as the attorney-in-fact of Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Debtor under this Section 3.

4.	Assignment of Insurance. Debtor hereby assigns to Secured Party, as additional security for the payment of the Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Debtor under or with respect to, any and all policies of insurance covering the Collateral, and Debtor hereby directs the issuer of any such policy to pay any such moneys directly to Secured Party. Both before and after the occurrence of an Event of default, Secured Party may (but need not), in its own name or in Debtor’s name, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

5.	Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called “Event of Default”): (i) Debtor shall fail to pay any or all of the Obligations when due or (if payable on demand) on demand, or shall fail to observe or perform any covenant or agreement herein binding on it; (ii) any representation or warranty by Debtor set forth in the Agreement or made to Secured Party in any financial statements or reports submitted to Secured Party by or on behalf of Debtor shall prove materially false or misleading; (iii) a garnishment, summons or a writ of attachment shall be issued against or served upon the Secured Party for the attachment of any property of Debtor or any indebtedness owing to Debtor; (iv) Debtor or any guarantor of any Obligation shall (A) be or become insolvent (however defined); or (B) voluntarily file, or have filed against it involuntarily, a petition under the United States Bankruptcy Code; or (C) if a corporation, partnership, or organization, be dissolved or liquidated or, if a partnership, suffer the death of a partner or, if an individual, die; or (D) go out of business; (v) an event of default shall occur under any indebtedness Debtor may now or hereafter owe to any affiliate of Secured Party; (vi) if Debtor is a corporation, more than 50% of the shares of voting stock of Debtor shall become owned by a shareholder or shareholders who were not owners of voting stock of Debtor on the date of this Agreement or, if Debtor is a partnership, more than 50% of the partnership interests in the Debtor shall become owned by a partner or partners who were not partners of Debtor on the date of this Agreement; or (vii) Debtor shall consolidate with or merge into, or sell all or substantially all of its assets to, any individual, corporation, or other entity.

6.	Remedies upon Event of Default. Upon the occurrence of an Event of Default under Section 5 and at any time thereafter, Secured Party may exercise any one or more of the following rights and remedies: (i) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, Secured Party may require Debtor to make the Collateral available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties, and if notice to Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 7) at least 10 calendar days prior to the date of intended disposition or other action; (iii) exercise or enforce any or all other rights or remedies available to Secured Party by law or agreement against the Collateral, against Debtor or against any other person or property. Upon the occurrence of the Event of Default described in Section 5(iv)(B), all Obligations shall be immediately due and payable without demand or notice thereof.

7.	Miscellaneous. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Secured Party. A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party’s rights or remedies. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Debtor at its address set forth above or at the most recent address shown on Secured Party’s records. Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to reserve any rights Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waves notice of Secured Party’s acceptance hereof. Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by the Debtor shall have the same force and effects as the original for all purposes of a financing statement. Except to the extent otherwise required by law, this Agreement shall be governed by the internal laws of the state of Minnesota. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. If this Agreement is signed by more than one person as Debtor, the term “Debtor” shall refer to each of them separately and to both or all of them jointly; all such persons shall be bound both severally and jointly with the other(s); and the Obligations shall include all debts, liabilities and obligations owed to Secured Party by any Debtor solely or by both or several or all Debtors jointly or jointly and severally, and all property described in Section 1 shall be included as part of the Collateral, whether it is owned jointly by both or all Debtors or is owned in whole or in part by one (or more) of them. There shall be (1) counterpart of this Agreement and it will be marked “Original.” To the extent that this Agreement constitutes chattel paper (as that term is defined by the Uniform Commercial Code), a security interest only may be created in the Agreement marked “Original.” DEBTOR HEREBY WAIVES ANY RIGHT TO A JURY TRIAL WITH RESPECT TO ANY MATTER UNDER OR IN CONNECTION WITH THE SECURITY AGREEMENT.
Ver. 1204

Schedule A
Contract Number 0127395-700 dated as of November 13, 2006
Debtor: StarTek USA, Inc.
Equipment Description: Office Furniture and IT equipment, together with all parts, attachments and accessories, as more fully described below:

Asset	Asset Description	Cap. Date

24753	Cabling	01/31/2006
24797	Timeclocks, ADI	02/28/2006
24798	IEX Hardware	02/28/2006
24799	IEX Software	02/28/2006
24800	Speakerphone, Polycom	03/21/2006
24805	Dell GX 520 desktops	04/04/2006
24807	Aspect Ebusiness Architect	01/31/2006
24808	Aspect Managers Admin	01/31/2006
24809	Aspect Call Center User License	01/31/2006
24816	Microsoft Licenses True-up-XP Desktops	03/31/2006
24817	Microsoft Licenses True-up-Office Desktops	03/31/2006
24842	Site Project Management Fees	03/31/2006
24843	Security System-Wideband	03/31/2006
24844	Shipping & Storage of PC’s	03/31/2006
24848	TEAM LEADER VIEW	01/31/2006
24849	SW LIC Contact Server system (new)	01/31/2006
24850	ASPECT CALL CENTER HARDWARE	01/31/2006
24851	Aspect Hands free telset	01/31/2006
24852	Cabling	01/31/2006
24853	Flair Cisco -3845 Voice bundle pvd m2-64	01/31/2006
24854	Flair cisco -3845 power supply	01/31/2006
24855	Flair Cisco one port t3/e3 network mod	01/31/2006
24856	Flair 2 port rj 48 multiflex trunk	01/31/2006
24857	Flair cisco smartnet 8x5xnbd 3845 voice	01/31/2006
24858	Flair Cisco Catalyst 4500 Chassis (3-slot)	01/31/2006
24859	Flair Cisco Catalyst 4500 1300W AC PWR	01/31/2006
24860	Flair Cisco Cat 4507 Supervisor IV Cons	01/31/2006
24861	Flair Cisco IOS Enhncd L3 c4500 SUP4/5 3DE	01/31/2006
24862	Flair Cisco Catalyst 4500 Enhanced 48	01/31/2006
24863	Flair Smartnet 8x5xnbc service for the	01/31/2006
24864	Flair Catalyst 2950 48 port 10/100tx & 2 1	01/31/2006
24866	Dell Marketing, L.P.1850 PowerEdge servers	01/31/2006
24867	Dell Marketing, L.P. 2850 PowerEdge	01/31/2006
24868	Dell Marketing, L.P. Projectors for training	01/31/2006
24869	Dell Marketing, L.P. Dell Rack	01/31/2006
24870	Dell Marketing, L.P. dell KVM	01/31/2006
24871	Dell Marketing, L.P. 1850 PowerEdge	01/31/2006
Initials: /s/ SDB

Asset	Asset Description	Cap. Date

24872	ASAP Software APC power strips	01/31/2006
24873	ASAP Software HP LJ 2420dn printer	01/31/2006
24874	ASAP Software APC UPS Backup units	01/31/2006
24875	Dell Marketing, L.P. OptiPlex GX520 Small For	01/31/2006
24876	ASAP Software IBM T43P laptop w/ accesories	01/31/2006
24877	ASAP Software IBM T43 laptops w/ accesories	01/31/2006
24878	Tri Fusion 6969-Consol/ship for Dell 17” @ 35	01/31/2006
24879	Tri Fusion 6969-consol/ship for Dell GX520 SF	01/31/2006
24880	Dell Marketing, L.P. Networker NDMP client co	01/31/2006
24881	Dell Marketing, L.P. EMC S W install & implem	01/31/2006
24882	Adi 2101690 600 MS-SQL	01/31/2006
24883	Adi 2101690 2000-PROX ETHERNET TERMINAL	01/31/2006
24884	Aspect Uniphi con User License	01/31/2006
24885	Aspect PTO Ibm Webshere License	01/31/2006
24886	Aspect Mission Critical License	01/31/2006
24887	Dominion Power Set up	01/31/2006
24888	Schlueter Electric Kohler Generator Auto Trnf	01/31/2006
24889	Coleman Adams	01/31/2006
24890	Interior Architects Inc.	01/31/2006
24893	Wideband Security System	01/31/2006
24894	Rocky Mountain Desk Corp-cubicals	01/31/2006
24895	Rocky Mountain Desk Corp-ergo Dauphin Olive C	01/31/2006
24896	Rocky Mountain Desk Corp Huddle rm Dauphin Se	01/31/2006
24897	Rocky Mountain Desk Corp Private Office desk	01/31/2006
24898	Rocky Mountain Desk Corp Armless Trn Rm Chair	01/31/2006
24899	Rocky Mountain Desk Corp Breakroom Chair poly	01/31/2006
24900	Rocky Mountain Desk Corp Dauphin Stools Break	01/31/2006
24901	Rocky Mountain Desk Corp Office Guest Chairs	01/31/2006
24902	Rocky Mountain Desk Corp Soft care Privacy Rm	01/31/2006
24903	Rocky Mountain Desk Corp Reception Desk	01/31/2006
24905	Rocky Mountain Desk Corp Table trn/conf/break	01/31/2006

Asset	Asset Description	Cap. Date
24906	Rocky Mountain Desk Corp Design	01/31/2006
24907	Rocky Mountain Desk Corp Pro mgmt	01/31/2006
24908	Rocky Mountain Desk Corp-Office furniture	01/31/2006
24909	Rocky Mountain Desk Corp Reception Table	01/31/2006
24910	Rocky Mountain Desk Corp Steel Shelving Train	01/31/2006
24911	Rocky Mountain Desk Corp Egan trn/conf/lrp Bo	01/31/2006
24912	Rocky Mountain Desk Corp Marker board/track c	01/31/2006
24913	Rocky Mountain Desk Corp Mobile Lecterns	01/31/2006
24914	ShoreGroup PG/meadia routing-dual 3.4 ghz	01/31/2006
24915	ShoreGroup Licences for ICM -INSTALL	01/31/2006
24916	Aspect PTO Ibm Webshere License	01/31/2006
24917	Aspect ACD Hardware install	01/31/2006

Initials: /s/ SDB

Asset	Asset Description	Cap. Date

24922	Verinet invoice 3474 PO 16600 SW	04/30/2006
24923	Verinet invoice 3474 PO 16600	04/30/2006
24924	Verinet Ultra platform serverw/o application serve	04/30/2006
24925	Cmmunitech 200 binaural Head sets	04/30/2006
25050	Signage for Petersburg	04/30/2006
25098	Door, material & labor for CCD office door	06/02/2006
25119	Projectors, Dell 1200MP	05/23/2006
25165	Addon DTMF Receiver Card	07/06/2006
25173	Audible alarms	07/07/2006
25174	Security camera	07/07/2006
Equipment located at: 3333 S. Crater Rd. Ste 5A, Pinehill Plaza Petersburg, VA 23805

Dated:	November 13, 2006
Debtor:	StarTek USA, Inc.
By: /s/ Steve Butler
Title: CEO